TBPELS REGISTERED ENGINEERING FIRM F-1580 FAX (713) 651-0849
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191
Consent of Independent Petroleum Engineers
To the Board of Directors
Crescent Energy Company:
We have issued our report dated January 21, 2026, on estimates of oil, natural gas and NGL reserves and forecasts of economics with respect to certain leasehold and royalty interests of Crescent Energy Company (the “Company”), which were acquired through the Company’s acquisition of Vital Energy, Inc. As independent oil and gas consultants, we hereby consent to the inclusion or incorporation by reference of our report and the information contained therein included in or made part of this Annual Report on Form 10-K of the Company. Furthermore, we hereby consent to the incorporation by reference in that certain (i) Registration Statement on Form S-3 (File No. 333-277702), as may be amended from time to time, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 6, 2024, (ii) Registration Statement on Form S-3 (File No. 333-269152), as originally filed with the Commission on January 6, 2023 and (iii) Registration Statement on Form S-8 (File No. 333-283004), as may be amended from time to time, as originally filed with the Commission on November 5, 2024.
/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas
February 25, 2026
SUITE 2800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799
555 17TH STREET, SUITE 985 DENVER, COLORADO 80202 TEL (303) 339-8110